Exhibit 10.3

COLLATERAL SHARING AGREEMENT

This COLLATERAL SHARING AGREEMENT (“Agreement”), dated as of May 9, 2022 is among ALTERNA CAPITAL SOLUTIONS LLC, a Florida limited liability company (the “ABL Creditor”), REED’S, INC., a Delaware corporation (the “Debtor”) and Wilmington Savings Fund Society, FSB, on behalf of the noteholders under the Promissory Notes (defined below) not in its individual capacity but solely in its capacity as Noteholder Representative (as defined below) and as collateral agent thereunder (in such capacity, together with its successors and assigns, the “Collateral Agent”).

RECITALS

A. The Debtor has entered into that certain Ledgered ABL Agreement dated as of March 28, 2022 (the “ABL Agreement”) with the ABL Creditor and shall incur new obligations to the ABL Creditor, direct and indirect, absolute and contingent (the “ABL Obligations”), secured by the ABL Collateral (defined below).

B. The Debtor has entered into that certain Note Purchase Agreement, dated as of May 9, 2022, with Wilmington Savings Fund Society, FSB, in its capacity as representative for the holders of Notes (the “Holder Representative”), and the purchasers from time to time party thereto, pursuant to which the Company has agreed to issue and sell to the purchasers certain secured convertible promissory notes (collectively, the “Promissory Notes”) with Collateral Agent acting for its benefit and the benefit of the purchasers as set forth in the Promissory Notes pursuant to which such purchasers will purchase notes from the Debtor, which are guaranteed by the subsidiaries of the Debtor and secured by substantially all of the assets of the Debtor, including all Intellectual Property (the “Note Collateral”).

C. The Creditors are executing this Agreement to (i) govern and confirm the relative priority of the security interests of ABL Creditor and Collateral Agent in the assets and properties of Debtor, (ii) provide for the orderly allocation among the ABL Creditor and the Collateral Agent, in accordance with such priorities, of proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof and (iii) address certain related matters.

NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Creditors hereby agree as follows:

AGREEMENT

1. Definitions and Index to Definitions. All capitalized terms used but not defined herein shall have the meaning as set forth in the Uniform Commercial Code then in effect. The following terms shall the meanings set forth below:

1.1 “ABL Agreement” – See Recital A.

1.2 “ABL Collateral” - All now owned and hereafter acquired personal property and fixtures, and proceeds thereof, (including proceeds of proceeds) of Debtor including without limitation: Accounts including accounts receivable; Chattel Paper; Inventory; Equipment; Instruments, including Promissory Notes; Investment Property; Documents; Deposit Accounts; Letter of Credit Rights; General Intangibles; and Supporting Obligations and exclusive of all intellectual property of Debtor now owned and hereafter acquired.

1.3 “ABL Creditor” - See Preamble.

1.4 “ABL Obligations” - See Recital A.

1.5 “ABL Priority Collateral” – Shall be the ABL Collateral (other than Note Priority Collateral) and all substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing except to the extent constituting Note Priority Collateral.

1.6 “Creditors” - The ABL Creditor and the Collateral Agent.

1.7 “Collateral Agent” - See Preamble.

1.8 “Debtor” – See Preamble.

1.9 “DIP Financing” – See 3.6.

1.10 “Note Collateral” – See Recital B.

1.11 “Note Obligations” – Obligations of the Debtor to the Collateral Agent secured directly or indirectly by the Note Collateral.

1.12 “Note Priority Collateral” – Shall mean all (i) equipment and fixtures; (ii) any interest (fee, leasehold or otherwise) in any real property; (iii) intellectual property; (iv) equity interests in all direct and indirect subsidiaries of Debtor; (v) intercompany debt; (vi) to the extent evidencing, governing, securing or otherwise reasonably related to any of the foregoing, all Documents, General Intangibles, Instruments, Letters of Credit, Letter of Credit Rights and Supporting Obligations (each as defined in the UCC); provided, however, that to the extent any of the foregoing also evidence, govern, secure or otherwise reasonably relate to any ABL Priority Collateral or identifiable proceeds therefrom only that portion that evidences, governs, secures or primarily relates to any of the categories enumerated in this definition shall constitute Note Priority Collateral and not ABL Priority Collateral; (viii) all books, records and documents related to the foregoing (including databases, customer lists and other records, whether tangible or electronic, which contain information relating to any of the foregoing); (ix) all proceeds of any or all of the foregoing in whatever form received, including proceeds of business interruption and other insurance and claims against third parties to the extent relating to Note Priority Collateral; (x) commercial tort claims or other claims and causes of action, in each case, solely to the extent related to any Note Priority Collateral or identifiable proceeds thereof; and (xi) General Intangibles (other than Payment Intangibles and General Intangibles relating to Accounts and Inventory).

1.13 “Note Security Interest” – Any security interest of Collateral Agent in the Note Collateral.

1.14 “Noteholder Representative” – Wilmington Savings Fund Society, FSB, in its capacity as contractual representative for the noteholders under the Promissory Notes, together with its successors and assigns.

1.15 “Party” – Debtor and Creditors.

1.16 “Purchasing Noteholders” – See 6.1.

1.17 “Promissory Note” – See Recital B.

1.18 “Termination Event” – Discharge of either the ABL Obligations or the Note Obligations.

2. Priority.

2.1 Notwithstanding the terms or provisions of any agreement or arrangement which either Creditor may now or hereafter have with the Debtor or any rule of law and irrespective of the time, order or method of attachment or perfection of any security interest or the recordation or other filing in any public record of any financing statement:

2.1.1 The security interest of the Collateral Agent in the Note Priority Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be senior to any security interest therein held by the ABL Creditor.

2.1.2 The security interest of the ABL Creditor in the ABL Priority Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be senior to any security interest therein held by the Collateral Agent.

2.1.3 As between ABL Creditor and the Collateral Agent, the terms of this Agreement, including the priorities set forth above, shall govern even if part or all of the ABL Obligations or Note Obligations or the liens securing payment and performance thereof are not perfected or are subordinated, avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

2.1.4 The parties hereto agree, subject to the provisions of this Agreement and at the Debtor’s sole expense to cooperate in good faith in order to determine, upon any request by the ABL Creditor or the Collateral Agent, the specific assets included in the ABL Priority Collateral and the Note Priority Collateral.

3. Covenants.

3.1 At the written request of ABL Creditor, Collateral Agent will release any lien and security interest it has on the ABL Priority Collateral to facilitate its transfer or sale so long as the net proceeds thereof received by the ABL Creditor are applied against the ABL Obligations and any excess is paid to the Collateral Agent to be applied against the Note Obligations. At the request of Collateral Agent (as directed by the Majority Holders (as defined in the Promissory Notes)), ABL Creditor will release any lien and security interest it has on the Note Priority Collateral to facilitate its transfer or sale so long as the net proceeds thereof received by the Collateral Agent are applied against the Note Obligations and any excess is paid to the ABL Creditor to be applied against the ABL Obligations.

3.2 Any proceeds of the ABL Priority Collateral, or proceeds thereof, received by the Collateral Agent in violation of this Agreement shall be paid to the ABL Creditor on demand. Any proceeds of the Note Priority Collateral, or proceeds thereof, received by the ABL Creditor in violation of this Agreement shall be paid to the Collateral Agent on demand. All Proceeds of ABL Priority Collateral resulting from the disposition of such collateral pursuant to any exercise of remedies, a disposition of all or substantially all assets during the pendency of an event of default under the ABL Agreement, or a disposition during any insolvency or liquidation proceeding, as and when received by the Collateral Agent, will be paid to the ABL Creditor and applied against the ABL Obligations. All Proceeds of Note Priority Collateral resulting from the disposition of such collateral pursuant to any exercise of remedies, a disposition of all or substantially all assets during the pendency of an event of default under the Promissory Notes, or a disposition during any insolvency or liquidation proceeding, as and when received by the ABL Creditor, will be paid to the Collateral Agent and applied against the Note Obligations.

3.3 In connection with any enforcement action by ABL Creditor, Collateral Agent hereby grants, without recourse or representation or warranty (express or implied) or any obligation to ensure that any such Collateral is genuine or owned by the Debtor or to protect or preserve any rights or benefits of any Person, to the extent legally permitted to do so, to ABL Creditor a non-exclusive, royalty free license with respect to any Note Priority Collateral consisting of trademarks and pertaining to the ABL Priority Collateral solely for purposes of disposing, collecting, or otherwise realizing on any of the ABL Priority Collateral pursuant to the rights of the ABL Creditor as set forth in the ABL Obligations, the UCC of any applicable jurisdiction and other applicable law. Notwithstanding anything to the contrary contained herein, any purchaser or assignee of ABL Priority Collateral pursuant to the exercise by ABL Creditor of any of its rights or remedies with respect thereto shall have the right to sell or otherwise dispose of any such ABL Priority Collateral to which any such Intellectual Property is affixed. The license and right herein shall continue in full force and effect until the earlier of (i) two hundred and seventy (270) days from the commencement of enforcement action by the ABL Creditor and (ii) the date upon which all ABL Priority Collateral has been sold, transferred or otherwise disposed of (or, if sooner, the discharge of ABL Obligations and termination of the ABL Agreement) notwithstanding (i) any exercise of remedies by Collateral Agent with respect to any Note Priority Collateral or (ii) any voluntary or involuntary transfer or assignment of any of such Note Priority Collateral consisting of intellectual property or any rights therein.

3.4 If Debtor becomes subject to any insolvency proceeding, until the discharge of the Note Obligations has occurred, ABL Creditor will raise no objection to, nor support any other Person objecting to, and will be deemed to have consented to, the use of any Note Priority Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other bankruptcy law to the extent consented to by Collateral Agent (as directed by the Majority Holders).

3.5 If Debtor becomes subject to any insolvency proceeding, until the discharge of the ABL Obligations has occurred, Collateral Agent will raise no objection to, nor support any other Person objecting to, and will be deemed to have consented to, the use of any ABL Priority Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other bankruptcy law to the extent consented to by ABL Creditor.

3.6 If either ABL Creditor or Collateral Agent provide any post-petition financing under Section 364 of the Bankruptcy Code, or any comparable provision of any other bankruptcy law, (a “DIP Financing”), any liens securing such DIP Financing will be subject to the terms of this Agreement.

4. Enforcement of Security Interest.

4.1 The ABL Creditor shall have no right to take any action with respect to the Note Priority Collateral unless and until all Note Obligations have been fully and indefeasibly paid, and the the perfection of the Collateral Agent’s security interests therein have been terminated. The Collateral Agent shall have no right to take any action with respect to the ABL Priority Collateral unless and until all ABL Obligations have been fully and indefeasibly paid, and the ABL Creditor has terminated the perfection of its security interests therein.

5. Notice of default

5.1 Collateral Agent shall notify ABL Creditor, in writing, promptly upon the default by Debtor in the performance of the Note Obligations. ABL Creditor shall notify Noteholder Representative and the Collateral Agent, in writing, promptly upon the default by Debtor in the performance of the ABL Obligations.

6. Purchase of ABL Obligations.

6.1 At any time after the occurrence and continuance of a default by the Debtor in the performance of the ABL Obligations each noteholder under the Promissory Notes shall have the right to purchase all of the ABL Obligations by payment to the ABL Creditor of the unpaid balance thereof (“Unpaid Balance”), on a pro rata basis among the noteholders electing to purchase the ABL Obligation (the “Purchasing Noteholders”).

6.2 Upon receipt of notice by ABL Creditor from Purchasing Noteholders of their intention to consider purchasing the ABL Obligations, ABL Creditor shall provide copies of all documents evidencing the ABL Obligations and all security agreements relating thereto to the Purchasing Noteholders, at the expense of the Purchasing Noteholders.

6.3 Within a reasonable time after receipt of notice by ABL Creditor from Purchasing Noteholders of their intention to purchase the ABL Obligations, ABL Creditor shall:

6.3.1 Provide Purchasing Noteholders with a computation of the Unpaid Balance;

6.3.2 Contemporaneously with the receipt of the Unpaid Balance, execute an assignment, without recourse to the ABL Creditor, of the ABL Obligations, and all collateral and guarantees supporting same, in a form reasonably acceptable to Purchasing Noteholders and ABL Creditor.

7. Inducement.

7.1 This Agreement is entered as a specific inducement to the noteholders under the Promissory Notes to provide credit accommodations to the Debtor.

8. Applicable Law.

8.1 This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of New York.

9. Modification.

9.1 Only a writing signed by all parties hereto may amend this Agreement. No failure or delay in exercising any right hereunder shall impair any such right that either Creditor may have, nor shall any waiver by any Creditor hereunder be deemed a waiver of any default or breach subsequently occurring. Each Creditor’s rights and remedies herein are cumulative and not exclusive of each other or of any rights or remedies that each Creditor would otherwise have.

10. Term.

10.1 This Agreement shall terminate upon the occurrence of a Termination Event.

11. [RESERVED]

12. Notice.

12.1 All notices shall be effective upon receipt and shall be made by: (a) the sending of an email to one of the email addresses below or (b) delivery to a recognized overnight delivery service of a properly addressed notice, delivery prepaid, with instructions to make delivery on the next business day. For purposes hereof, the addresses of the parties are as set forth below or as may otherwise be specified from time to time in a writing sent by one party to the other in accordance with the provisions hereof:

ABL Creditor

Address:	2420 Lakemont Avenue, Suite 350
Orlando, FL 32814
Officer:	Eugene Stanley Carpenter, President
Email:	scarpenter@alternacs.com

Collateral Agent

Wilmington Savings Fund Society, FSB, as Collateral Agent

Address:	WSFS Bank Center
500 Delaware Avenue, 11th Floor
Wilmington, DE 19801
Attention:	Global Capital Markets – Reed’s Inc
Email:	rgoldsborough@wsfsbank.com

Debtor

Address:	201 Merritt 7
Norwalk, CT 06851
Officer:	Thomas Spisak, Chief Financial Officer
Email:	tspisak@reedsinc.com

13. Counterparts.

13.1 This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by facsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement. The words “execution,” “executed,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement and the transactions contemplated hereby, shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties to this Agreement consent to conduct the transactions contemplated hereunder by electronic means.

14. CONFLICTS And Avoidance Issues

14.1 If ABL Creditor is required in any insolvency proceeding or otherwise to turn over or otherwise pay to the estate Debtor or any other person any amount (a “Recovery”), then the ABL Obligations shall be reinstated to the extent of such Recovery and the ABL Creditor shall be entitled to a discharge of ABL Obligations with respect to all such recovered amounts. If Collateral Agent is required in any insolvency proceeding or otherwise to turn over or otherwise pay to the estate of Debtor or any other person any Recovery, then the Note Obligations shall be reinstated to the extent of such Recovery and the Collateral Agent shall be entitled to a discharge of Note Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to any Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

14.2 Notwithstanding anything in the ABL Agreement or the Promissory Notes to the contrary, in the event of any conflict between the provisions of this Agreement and the provisions of the ABL Agreement or the Promissory Notes, the provisions of this Agreement shall govern. Additionally, in the event of any conflict between the provisions of this Agreement and the Promissory Notes relating to the rights of the Collateral Agent as against the Debtor and the noteholders under the Promissory Notes, the Promissory Notes shall govern.

15. CONCERNING THE COLLATERAL AGENT

15.1 Wilmington Savings Fund Society, FSB is entering into this Agreement not in its individual capacity, but solely in its capacity as “Collateral Agent” under the Promissory Notes. Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary duty, regardless of whether a default or event of default has occurred and is continuing, on the Collateral Agent. Whenever reference is made in this Agreement to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be acting, giving, withholding, suffering, omitting, taking or otherwise undertaking and exercising the same in its capacity as Collateral Agent.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

ABL CREDITOR:	ALTERNA CAPITAL SOLUTIONS LLC

By:
Name:
Title:

COLLATERAL AGENT
AND HOLDER REPRESENTATIVE:	Wilmington Savings Fund Society, FSB

By:
Name:
Title:

DEBTOR:	REED’S, INC.

By:
Name:
Title: